Exhibit 99.1

FOR IMMEDIATE RELEASE:

July 26, 2010

For more information contact:

John A. Featherman, III, Chairman,

President and CEO of

First Chester County Corporation at

484-881-4100, or john.featherman@1nbank.com

First Chester County Corporation Files 2009 Annual Report

Also files restated Fiscal 2009 10-Q Reports

West Chester, PA — July 26, 2010 — First Chester County Corporation (“First Chester”) (NasdaqCM: FCEC), parent company of First National Bank of Chester County (the “Bank”), today announced that it has filed its 2009 Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”).  In addition, First Chester filed its restated quarterly reports on Form 10-Q with the SEC for the periods ended March 31, June 30, and September 30, 2009.

John A. Featherman III, Chairman, President and Chief Executive Officer of First Chester, commented, “The filing of our annual report and restated quarterly reports reflects the first step in assuring shareholders, employees and customers that First Chester strives to meet the highest standards of internal controls, financial transparency and disclosure.  This is an important step in our plan to strengthen First Chester so that we can continue to serve our local communities with our people, time and resources.”

Mr. Featherman continued, “We are now diligently working on our first- and second-quarter quarterly reports in order to become current in our filings with the SEC and regain compliance with the Nasdaq Capital Markets continued listing requirements. Additionally, First Chester is making preparations to hold a special meeting of shareholders to vote on the planned merger with Tower Bancorp, Inc. To date we have received all necessary regulatory approvals for the merger.  The combination of First Chester and Tower creates an $2.8 billion locally-owned, locally-managed community bank with a franchise that stretches from our historic Chester County roots through Central Pennsylvania.  First Chester and Tower share a common philosophy and culture, as well as a strong commitment to our local communities.  We believe that the merger with Tower will create significant value for our shareholders and will also be beneficial to our customers, providing them with a strong, stable, local bank that has the financial strength to weather the current challenging economy while providing a range of products to meet their financial needs.”

The filing of the 10-K and restated 10-Q’s reflect management’s identification and initial steps to remediate certain material weaknesses in the Company’s internal controls over financial reporting. There were inadequate internal controls over financial reporting related to i) the design and implementation of policies to promptly identify problem loans and to quantify the elements of risk in problem loans, ii) the process of reporting the fair value adjustment for mortgage loans held for sale and iii) the process of reviewing and evaluating the impact of certain events occurring after the end of each quarter, but prior to the issuance of the financial statements. Management is continuing their ongoing efforts to correct, revise and test the processes surrounding the material weaknesses described above and additional changes will be implemented as determined necessary.

FINANCIAL RESULTS FOR THE YEAR ENDED DECEMBER 31, 2009

For the year ended December 31, 2009, First Chester reported a net loss of $29.6 million, or ($4.72) per fully diluted share.  The loss is primarily attributable to a significant increase in the provision for loan and lease losses, a goodwill impairment charge, and a deferred tax valuation allowance charge, partially offset by a $12 million increase in net interest income.  Also contributing to the loss for the year were an increase in professional fees, FDIC charges and severance costs, as well as other charges.

Mr. Featherman commented, “We are certainly disappointed by our financial performance in 2009.  However, the cumulative effect of a steadily weakening economy, rising unemployment and the instability in the financial markets took an unprecedented toll on our customers, causing deterioration in the quality of our loan portfolio.  These same factors have had similar debilitating effects throughout our industry.  I couldn’t be prouder of our entire team, which has responded to this challenge with a singular purpose to preserve the value of the First Chester franchise.  Conditions have forced us to make many difficult decisions throughout the organization. Nevertheless, we have been careful to not close a single branch while working hard to avoid changes with a potentially adverse impact on our customers.  Our team is dedicated to preserving and enhancing the proud heritage that has earned First Chester its outstanding reputation with the customers and communities in which we all live and work.”

First Chester hopes to file its quarterly reports for the first and second quarters of 2010 in the coming weeks. At that time, all filings with the SEC will be current and First Chester will be back in compliance with the Nasdaq Capital Markets continued listing requirements.

Obtaining an Annual Report on Form 10-K

First Chester will provide a copy of its 2009 Annual Report without charge, upon written request, to any registered or beneficial owner of common stock. Requests should be made in writing addressed to John Stoddart, Shareholders Relation Officer, First National Bank of Chester County, 17 East Market Street, P.O. Box 3105, West Chester, Pennsylvania, 19381. Additionally, our Annual Report can be obtained on our website, www.1nbank.com.  The SEC also maintains a website at www.sec.gov that contains reports and other information regarding our company.

About First Chester County Corporation

First Chester County Corporation and its wholly owned subsidiary, First National Bank of Chester County, is a financial institution with $1.4 billion in assets and with 23 branch offices located in Chester, Delaware, Lancaster and Cumberland counties. Founded in 1863, First National Bank of Chester County is the eighth oldest national bank in the country. First National provides quality financial services to individuals, businesses, government entities, nonprofit organizations, and community service groups. Wealth Management and Trust Services are provided through First National Wealth Management, a division of First National Bank of Chester County. For more information, visit www.1nbank.com. Mortgage services are provided through American Home Bank, a division of First National Bank of Chester County. American Home Bank (AHB) has multiple national delivery channels in the retail and wholesale mortgage arena as well as joint venture mortgage partnerships with builders and systems-built manufacturers. For more information visit www.bankahb.com.

Additional Information About the Merger

The proposed transaction will be submitted to the shareholders of First Chester County Corporation (“First Chester”) and Tower Bancorp (“Tower”) for their consideration and approval. In connection with the proposed transaction, Tower will be filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 which will include a joint proxy statement/prospectus and other relevant documents to be distributed to the shareholders of Tower and First Chester. Investors are urged to read the registration statement and the joint proxy statement/prospectus regarding the proposed transaction when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. Investors will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other flings containing information about Tower and First Chester, free of charge from the SEC’s Internet site (www.sec.gov), by contacting Tower Bancorp, Inc., 112 Market Street, Harrisburg, Pennsylvania 17101, Attention: Brent Smith, Investor Relations, telephone 717-724-4666 or by contacting First Chester Financial Corporation, 9 North High Street, West Chester, Pennsylvania 19381, Attention: John Stoddart, Investor Relations, telephone 484-881-4141. INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE TRANSACTION.

Tower, First Chester and their respective directors, executive officers, and certain other members of management and employees may be soliciting proxies from Tower and First Chester shareholders in favor of the transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Tower and First Chester shareholders in connection with the proposed transaction will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about Tower’s executive officers and directors in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site (www.sec.gov). Information about First Chester’s executive officers and directors is set forth in its most recent proxy statement filed with the SEC, which is available at the SEC’s Internet site. You can also obtain free copies of these documents from Tower or First Chester, as appropriate, using the contact information above.

Safe Harbor for Forward-Looking Statements

This document may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various risks, uncertainties and other factors. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: ineffectiveness of the company’s business strategy due to changes in current or future market conditions; the effects of competition, and of changes in laws and regulations, including industry consolidation and development of competing financial products and services; interest rate movements; changes in credit quality; inability to achieve merger-related synergies; difficulties in integrating distinct business operations, including information technology difficulties; volatilities in the securities markets; and deteriorating economic conditions, and other risks and uncertainties, including those detailed in Tower’s and First Chester’s filings with the SEC.